23.1 Consent of N. Blumenfrucht, CPA, PC., Independent Auditor

N. Blumenfrucht CPA PC
1040 East 22nd Street
Brooklyn New York 11210
Tel.- 718-692-2743
Fax -718-692-2203

CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Registration Statement on Form SB-2 of our report dated January 10, 2007, with respect to the audit of the financial statements of XIOM Corp. for the fiscal year ended September 30, 2006. We also consent to the reference of our firm under the “Experts” and “Summary Financial Information” in the prospectus.

/s/ N. Blumenfrucht, CPA, PC

N. Blumenfrucht, CPA, PC

January 25, 2008